Searay Foods Inc.,
Searay Foods USA Inc., and
Morgan Foods Inc.
(Collectively as Searay Foods Inc. and Affiliates)

Combined Financial Statements as of and for the
Years Ended December 31, 2025 and 2024, with
Independent Auditor's Report

TABLE OF CONTENTS

Page
INDEPENDENT AUDITOR'S REPORT 1 - 2

COMBINED FINANCIAL STATEMENTS AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2025 AND 2024:

COMBINED BALANCE SHEETS     3
COMBINED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME     4
COMBINED STATEMENTS OF MEZZANINE EQUITY AND CHANGES IN SHAREHOLDERS’ DEFICIT      5
COMBINED STATEMENTS OF CASH FLOWS     6
NOTES TO COMBINED FINANCIAL STATEMENTS     7 - 24

Independent Auditor’s Report
Searay Foods Inc.
Searay Foods USA Inc.
Morgan Foods Inc.
6511 Graybar Road, Suite 160
Richmond, British Columbia, V6W 1H3, Canada

Opinion

We have audited the combined financial statements of Searay Foods Inc., Searay Foods USA Inc. and Morgan Foods Inc. (the Company or Searay Foods Inc.), which comprise the combined balance sheets as of December 31, 2025 and 2024, and the related combined statements of operations and comprehensive income, combined statements of mezzanine equity and changes in shareholders’ deficit and cash flows for the years then ended, and the related notes to the combined financial statements.

In our opinion based on our audits, the accompanying combined financial statements present fairly, in all material aspects, the financial position of the Company as of December 31, 2025 and 2024, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements
Management is responsible for the preparation and fair presentation of the combined financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the combined financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the combined financial statements are available to be issued.
Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the combined financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the combined financial statements.

In performing an audit in accordance with GAAS, we:
•Exercise professional judgment and maintain professional skepticism throughout the audit.
•Identify and assess the risks of material misstatement of the combined financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the combined financial statements.
•Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.
•Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the combined financial statements.
•Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ BDO USA, P.C.

Detroit, Michigan

November 6, 2026

SEARAY FOODS INC. AND AFFILIATES
COMBINED BALANCE SHEETS
AS OF DECEMBER 31, 2025 AND 2024
(in US Dollars, except share count data)

2025	2024
ASSETS		
CURRENT ASSETS:		
Cash	$ 259,732	$ 41,430
Accounts receivable, net	5,988,706	5,885,560
Inventories, net	14,131,534	13,162,292
Prepaid expenses and other current assets	168,088	961,185
TOTAL CURRENT ASSETS	20,548,060	20,050,467
Property and equipment, net	450,881	618,578
Operating lease right-of-use assets	3,829,107	4,029,015
Intangible assets, net	185	393
Deferred tax assets	22,551	2,357
TOTAL ASSETS	$ 24,850,784	$ 24,700,810
LIABILITIES, MEZZANINE EQUITY, AND SHAREHOLDERS' DEFICIT		
CURRENT LIABILITIES:		
Line of credit	$ -	$ 1,437,987
Accounts payable	898,828	881,859
Payable for preferred stock redemption - related parties	6,535,566	1,655,441
Current portion of obligations under operating lease (Note 7)	405,278	314,321
Accrued expenses and other liabilities	384,833	815,791
TOTAL CURRENT LIABILITIES	8,224,505	5,105,399
Obligations under operating lease, non-current (Note 7)	3,724,820	3,952,712
Deferred tax liabilities	-	20,328
TOTAL LIABILITIES	$ 11,949,325	$ 9,078,439
COMMITMENTS AND CONTINGENCIES (Note 13)		
MEZZANINE EQUITY:		
Class E Preferred Stock, unlimited shares authorized, 15,662 and 17,614 shares issued and outstanding as of December 31, 2025 and 2024, respectively	$ 10,404,882	$ 11,652,432
Class H Preferred Stock, unlimited shares authorized, 19,357 and 21,000 shares issued and outstanding as of December 31, 2025 and 2024, respectively	12,836,776	16,059,790
Class I Preferred Stock, unlimited shares authorized, 9,043 and 9,681 shares issued and outstanding as of December 31, 2025 and 2024, respectively	5,982,971	6,392,532
SHAREHOLDERS' DEFICIT:		
Common Stock, $0.075 par value; unlimited shares authorized, 400 shares issued and outstanding as of December 31, 2025 and 2024	30	30
Accumulated Deficit	(12,887,315)	(15,758,934)
Advances to related parties (Note 11)	(3,003,620)	(1,396,796)
Accumulated other comprehensive loss	(432,265)	(1,326,683)
TOTAL SHAREHOLDERS' DEFICIT	(16,323,170)	(18,482,383)
TOTAL LIABILITIES, MEZZANINE EQUITY, AND SHAREHOLDERS' DEFICIT	$ 24,850,784	$ 24,700,810

SEARAY FOODS INC. AND AFFILIATES
COMBINED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
FOR THE YEARS ENDED DECEMBER 31, 2025 AND 2024
(in US Dollars)

2025		2024
Net revenue	$	49,351,978	$	47,288,929
TOTAL NET REVENUE		**49,351,978**		**47,288,929**
Cost of revenue		(37,819,984)		(35,767,510)
TOTAL COST OF REVENUE		**(37,819,984)**		**(35,767,510)**
GROSS PROFIT		**11,531,994**		**11,521,419**
Distribution, selling, and administrative expenses		(5,286,647)		(5,164,541)
INCOME FROM OPERATIONS		**6,245,347**		**6,356,878**
Interest expense		(20,113)		(68,216)
Other income, net		32,519		5,851
INCOME BEFORE INCOME TAXES		**6,257,753**		**6,294,513**
Income tax expense		(1,722,897)		(1,717,700)
NET INCOME		**4,534,856**		**4,576,813**
Other comprehensive income (loss), net of tax		894,418		(1,326,683)
COMPREHENSIVE INCOME	$	**5,429,274**	$	**3,250,130**

SEARAY FOODS INC. AND AFFILIATES
COMBINED STATEMENTS OF MEZZANINE EQUITY AND CHANGES IN SHAREHOLDERS’ DEFICIT
FOR THE YEARS ENDED DECEMBER 31, 2025 AND 2024
(in US Dollars, except share count data)

SEARAY FOODS INC. AND AFFILIATES
COMBINED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2025 AND 2024
(in US Dollars)

SEARAY FOODS INC. AND AFFILIATES
NOTES TO COMBINED FINANCIAL STATEMENTS
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2025 AND 2024

1.ORGANIZATION AND NATURE OF ACTIVITIES

Searay Foods Inc. (“Searay CA”) was incorporated under the Business Corporations Act of British Columbia on May 7, 1996. Morgan Foods Inc. (“Morgan”) was incorporated under the same Act on September 15, 2006. Searay Foods USA Inc. (“Searay USA”) was incorporated on December 15, 2023 under Washington Business Corporation Act. These three entities (collectively, the “Group”) are under common ownership by the same group of owners. The Group operates as an importer, wholesaler, and distributor of ethnic and specialty frozen seafood products.
The functional currencies of Searay CA and Morgan, whose primary operations are in Canada, are the Canadian dollar. The functional currency of Searay USA, whose operations are in the United States, is the U.S. dollar. For financial reporting purposes, the Group determined its reporting currency to be U.S. dollar; accordingly, the financial statements of the combined entities are translated into U.S. dollars. Refer to the Comprehensive Income section of Note 2 for the Group’s foreign currency translation policy and its effect on the combined financial statements.
2.SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principles of Combination-The combined financial statements and accompanying notes of the Group have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).
The accompanying combined financial statements include the accounts of Searay CA, Morgan, and Searay USA. The financial statements are presented on a combined basis in accordance with ASC 810 - Consolidation. All significant inter-Group balances and transactions have been eliminated in combination.
Use of Estimates-The preparation of the accompanying combined financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions about future events. These estimates and the underlying assumptions affect the amounts of assets and liabilities reported, disclosures about contingent assets and liabilities, and reported amounts of revenue and expenses. Actual results and outcomes could differ significantly from the Group's estimates, judgments, and assumptions. The areas where management made significant estimates requiring judgment include, but are not limited to, collectability of accounts receivable, estimating the carrying amount of inventories at the lower of cost or net realizable value, the useful life of property and equipment, and provision for income taxes.
Revenue Recognition-Revenue is recognized when performance obligations under the terms of the contracts with the Group's customers are satisfied. Shipping and handling activities are considered part of the fulfillment of our promise to provide products and not a separate performance obligation.

Revenue and costs of revenue are recognized when control of each product transfers to the customer, which occurs upon shipment with the carrier or upon delivery, depending on the shipping terms. All revenue is recognized from goods transferred at a point in time. Revenues are recognized net of any discounts, returns, and allowances of approximately $514,588 and $372,460 for the years ended December 31, 2025 and 2024, respectively.
The Group's revenues are primarily made up of frozen seafood and related products sales. Payment terms vary by customer and are established in the contracts or purchase orders with customers and generally require payment within 30 days. Therefore, the Group's contracts do not include a significant financing component.
In addition to fixed consideration, certain customer arrangements include variable consideration in the form of sales incentives, including price discounts and volume rebates. Sales incentives for which the customer does not receive a distinct good or service are accounted for as a reduction of revenue. The amount of accrued sales incentives and returns, as of January 1, 2024, December 31, 2024, and December 31, 2025, is not material to the combined financial statements.
The Group's policy is to present taxes collected from customers and remitted to governmental authorities on a net basis. The Group records the amounts collected as a current liability and relieves such liability upon remittance to the taxing authority without impacting revenues or expenses.
Cost of Revenue-Cost of revenue primarily includes inventory costs (net of vendor consideration, primarily in the form of rebates), inbound freight, customs clearance fees, tariffs and other miscellaneous expenses.
Cash-The Group considers all highly liquid investments purchased with an original maturity of three months or shorter as cash equivalents. As of December 31, 2025 and 2024, the Group had no cash equivalents.
Accounts Receivable, net-Accounts receivable consists of trade receivables and is stated at the amount management expects to collect on outstanding balances. The allowance for expected credit loss is based on the Group's assessment of the collectability of accounts. Management considers the following factors when determining the collectability of specific customer accounts: customer creditworthiness, past transaction history with the customer, current economic industry trends, and changes in customer payment terms. Past due balances over 90 days and other higher-risk amounts are reviewed individually for collectability. Historically, the Group has not incurred material trade accounts receivable write-offs.
Accounts receivable from contracts with customers was $5,988,706 and $5,885,560 as of December 31, 2025 and 2024, respectively. The opening balance of accounts receivable as of January 1, 2024 was $6,543,310. The Group does not have any allowance for expected credit losses as of December 31, 2025 and 2024. If the financial condition of the Group's customers were to deteriorate, adversely affecting their ability to make payments, the recognition of an allowance for expected credit losses may be required.

Inventories, net-Inventories consist of finished goods and are stated at the lower of cost or net realizable value. Cost is determined using the first-in-first-out (“FIFO”) method and includes direct and indirect costs incurred to bring the inventories to their present location and condition, including freight, repackaging costs, and other directly attributable costs.
The Group evaluates inventories for slow-moving, excess, and obsolete items and records provisions, as necessary, to reduce the carrying value of inventories to their estimated net realizable value based on historical usage and forecasted demand.
Property and Equipment, net-Property and equipment are stated at cost, less accumulated depreciation. Depreciation is calculated over the estimated useful lives of the respective assets as follows:

Computer equipment: 2-3 years
Equipment: 7-8 years
Furniture and fixtures: 6-7 years
Leasehold improvements: lesser of the associated lease term or 5 years
Motor vehicles: 8-9 years
The Group regularly reviews its property and equipment and removes obsolete items from service. Property and equipment acquired but not yet placed in service are not depreciated or amortized until they are placed in service.
Intangible Assets, net-Intangible assets are carried at cost less accumulated amortization and are amortized over their estimated useful life as follows:
Computer software: 3-4 years
The Group regularly reviews its intangible assets to eliminate obsolete items from service.
Impairment of Long-Lived Assets-The Group assesses its long-lived assets such as property and equipment and intangible assets subject to amortization for impairment whenever events or changes in circumstances indicate the carrying amount of an asset or asset group may not be recoverable. Factors which may indicate potential impairment include a significant underperformance related to the historical or projected future operating results or a significant negative industry or economic trend. Recoverability of an asset or asset group is measured by comparison of its carrying amount to future undiscounted cash flows the asset or asset group is expected to generate. If property and equipment, and intangible assets are considered to be impaired, the impairment to be recognized equals the amount by which the carrying value of the asset or asset group exceeds its fair value. The Group assessed whether the carrying amounts of the Group’s long-lived assets were impaired and determined no events or changes in circumstances indicated that the carrying amounts may not be recoverable.
The Group did not record any impairment loss on its long-lived assets during the years ended December 31, 2025 and 2024.
Distribution, Selling, and Administrative Expenses-Distribution, selling and administrative expenses consist primarily of salaries and benefits for employees and contract laborers, trucking and fuel expenses, utilities, maintenance and repair expenses, insurance expenses, depreciation and amortization expenses, selling and marketing expenses, professional fees, and other operating expenses.
Advertising Costs – The Group expenses advertising cost as incurred. For the years ended December 31, 2025, and 2024, total advertising and promotion cost was approximately $24,988 and $35,202, respectively, and is included within the distribution, selling and administrative expenses in the combined statements of operations and comprehensive income.
Employee Benefit Plan-The Group contributes to an Employee Benefit Plan Program for the benefit of the employees meeting certain eligibility requirements and electing participation into the plan. Contributions are discretionary. For the years ended December 31, 2025 and 2024, the Group's contribution amounted to approximately $82,688 and $74,012, respectively.
Income Taxes-The Group accounts for income taxes pursuant to the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements. Under this method, the Group determines deferred tax assets and liabilities based on the differences between the financial statement and tax bases of assets and liabilities by using enacted tax rates in effect for the year in which the differences are expected to reverse. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date.
Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount that the Group believes is more-likely-than-not to be realized.
Searay Foods Inc., Morgan Foods Inc. and Searay Foods USA Inc. each file separate income tax returns, and the income tax provision reflects the taxes of each entity. Deferred tax assets and liabilities are offset only within the same taxpaying entity and jurisdiction and are classified as non-current.
The Group records uncertain tax positions in accordance with ASC Topic 740, Income Taxes (“ASC 740”), on the basis of a two-step process in which (1) the Group determines whether it is more-likely-than-not that the tax positions will be sustained upon examination on the basis of the technical merits of the position and (2) for those tax positions that meet the more-likely-than-not recognition threshold, the Group recognizes the largest amount of tax benefit that is more than 50 percent likely to be realized upon ultimate settlement with the related tax authority. The Group classifies interest and penalties related to income taxes as a component of income tax expense. See Note 9 - Income Taxes for additional information.
Fair Value-Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The authoritative guidance for fair value measurements established a framework for measuring fair value and established a three-level valuation hierarchy for disclosure of fair value measurements as follows:
Level 1-Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.
Level 2-Observable quoted prices for similar assets or liabilities in active markets and observable quoted prices for identical assets or liabilities in markets that are not active.

Level 3-Unobservable inputs that are not corroborated by market data.
The carrying amounts reported in the combined balance sheets for cash, accounts receivable, prepaid expenses and other current assets, accounts payable, line of credit, and accrued expenses and other liabilities approximate their fair value based on the short-term maturity of these instruments.
Leases-The Group applies ASC Topic 842, Leases (ASC 842) to its lease arrangements. The Group determines if an agreement is or contains a lease at inception by evaluating if it contains the right to control the use of an identified asset for a period of time. The Group has elected not to record leases with a term of 12 months or less in the combined balance sheets.
Lessee arrangements: The Group determines whether an arrangement contains a lease at inception. For leases with a term greater than 12 months, the Group recognizes a right-of-use (“ROU”) asset and a corresponding obligation under operating lease on the combined balance sheets. ROU assets represent the Group’s right to use an underlying asset over the lease term, while obligation under operating lease represent the Group’s obligation to make lease payments over that term.
The Group’s lease arrangements may include options to extend or terminate the lease. Such options are included in the determination of the lease term when the Group is reasonably certain to exercise an extension option or not exercise a termination option.
Obligations under operating lease are initially measured at the present value of fixed lease payments over the lease term. ROU assets are initially measured based on the corresponding obligations under operating lease, adjusted for lease payments made at or before commencement, lease incentives received, and initial direct costs, as applicable. The Group determines the discount rate using its incremental borrowing rate for a term comparable to the lease term, based on the interest rate applicable to its line of credit.
The Group has elected the practical expedient to account for lease and associated non-lease components as a single lease component for all classes of underlying assets. Variable lease payments that are not dependent on an index or rate are excluded from the measurement of the ROU assets and obligations under operating lease and are recognized as expense in the period in which the obligation for those payments is incurred.
Operating lease expense is recognized on a straight-line basis over the lease term and is included within distribution, selling, and administrative expenses in the combined statements of operations and comprehensive income. Cash payments for operating leases are presented within operating activities in the combined statements of cash flows.
Lessor arrangements: Searay CA subleases a portion of its leased office and warehouse space to Morgan. Related sublease income and expenses have been eliminated in the preparation of the combined financial statements.
Comprehensive Income-Comprehensive income consists of net income and other comprehensive income (loss). The functional currencies of Searay CA and Morgan are the Canadian dollar, while the functional currency of Searay USA and the Group’s reporting currency are the U.S. dollar. Accordingly, the financial statements of the combined entities are translated into U.S. dollars for reporting purposes. Assets and liabilities are translated using exchange rates in effect at the balance sheet date, revenues and expenses are translated using average exchange rates for the reporting period, and equity accounts are translated using historical exchange rates. Resulting foreign currency translation adjustments are recognized in other comprehensive income (loss) in the combined statements of operations and comprehensive income and accumulated within accumulated other comprehensive loss in the combined balance sheets.
For the years ended December 31, 2025 and 2024, comprehensive income differed from net income by foreign currency translation adjustments of $894,418 and ($1,326,683), respectively.
Recently Issued Accounting Pronouncements-In December 2023, the FASB issued Accounting Standards Update ("ASU") No. 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures. ASU No. 2023-09 requires all entities disclose on an annual basis the following information about income taxes paid: (1) The amount of income taxes paid (net of refunds received) disaggregated by federal (national), state, and foreign taxes; (2) The amount of income taxes paid (net of refunds received) disaggregated by individual jurisdictions in which income taxes paid is equal to or greater than 5% of total income taxes paid. In addition, ASU No. 2023-09 requires all entities to disclose the following information: (1) Income (or loss) from continuing operations before income tax expense (or benefit) disaggregated between domestic and foreign; (2) Income tax expense (or benefit) from continuing operations disaggregated by federal (national), state, and foreign. ASU No. 2023-09 is effective for fiscal years beginning after December 15, 2024. The Group adopted ASU No. 2023-09 retrospectively for all periods presented in these combined financial statements. See Note 9 – Income Taxes.

3.ACCOUNTS RECEIVABLE, NET

The Group's accounts receivable, net consists of the following:

	December 31, 2025	December 31, 2024
Accounts receivable	$5,988,706	$5,885,560
Allowance for credit losses	-	-
Total	$5,988,706	$5,885,560

For the years ended December 31, 2025 and 2024, the Group incurred $2,884 and $34,934 of bad debt expense, respectively.

4.INVENTORIES, NET

The Group’s inventories primarily consist of frozen seafood and related products. For the years ended December 31, 2025 and 2024, inventory write off amount is $10,736 and $20,063, respectively, to adjust the carrying value of the inventory to its net realizable value. Inventory write-downs are presented in cost of revenue in the combined statements of operations and comprehensive income. As of December 31, 2025 and 2024, no allowance for obsolete or slow-moving inventory was recorded.

5.PROPERTY AND EQUIPMENT, NET

The Group's property and equipment, net is as follows at December 31, 2025 and 2024:

	December 31, 2025	December 31, 2024
Computer Equipment Equipment Furniture and Fixtures Leaseholds and improvements Motor Vehicles	$40,755 1,406,604 85,631 359,923 1,126,242	$36,067 1,393,781 77,594 344,465 1,241,112
Less Accumulated Depreciation	(2,568,274)	(2,474,441)
Total	$450,881	$618,578

Total depreciation on property and equipment for the years ended December 31, 2025 and 2024 was $168,703 and $271,814 respectively, and is recorded in distribution, selling and administrative expenses within the combined statements of operations and comprehensive income.

6.INTANGIBLE ASSETS, NET

The Group's intangible assets, net is as follows at December 31, 2025 and 2024:

	December 31, 2025	December 31, 2024
Computer Software	$39,771	$38,063
Less Accumulated Amortization	(39,586)	(37,670)
Total	$185	$393

Amortization of intangible assets was $1,916 and $502 for the year ended December 31, 2025 and 2024, respectively, and is recorded in distribution, selling and administrative expenses within the combined statements of operations and comprehensive income.
7.LEASES

Lessee arrangements—Searay CA leases office and warehouse space under an operating lease with a related-party entity under common ownership with Searay CA. The lease commenced in May 2023 and is currently set to expire in April 2028. The lease has an initial five-year term and provides options to extend the lease for additional five-year periods at fair market rental rates. Management is reasonably certain to exercise the extension option and, accordingly, has included the related extension period in the lease term used to calculate the amounts and balances of lease related accounts. Under the lease agreement, Searay CA is also responsible for certain additional occupancy costs, including utilities, property taxes, and easement area expenses.

The components of lease costs, which are recorded in distribution, selling, and administrative expenses within the combined statements of operations and comprehensive income, were as follows:

	Year Ended December 31, 2025	Year Ended December 31, 2024
Operating lease cost	$669,881	$677,027
Variable lease cost	141,096	186,151
Total	$810,977	$863,178

Weighted-average remaining lease terms and discount rates were as follows:

	Operating Lease
	December 31, 2025	December 31, 2024
Weighted-average remaining term (in years)	7.33	8.33
Weighted-average discount rate	6.95%	6.95%

Future minimum lease payments, including payments related to lease extension periods that management is reasonably certain to exercise, as of December 31, 2025, are as follows:

Years ending	Operating Lease
2026	$675,954
2027	714,216
2028	726,967
2029	726,967
2030	726,967
Thereafter	1,696,263
Total future undiscounted lease payments	5,267,334
Less: imputed interest	(1,137,236)
Total obligations under operating lease	4,130,098
Less: Current portion	(405,278)
Noncurrent portion of obligations under operating lease	$3,724,820

During the years ended December 31, 2025 and 2024, no adjustments to ROU assets and obligations under operating lease were made as a result of lease remeasurements, modifications, or terminations.

8.DEBT

Revolving Credit Facility-The Group maintains revolving demand credit facilities with Royal Bank of Canada (“RBC”). On November 21, 2025, Searay CA and Morgan entered into amended and restated credit agreements with RBC, which amended and restated their respective existing credit agreements without novation. Under the amended agreements, Searay CA and Morgan may borrow under separate revolving facilities, subject to an aggregate borrowing limit of $9.0 million Canadian dollars (approximately $6.5 million U.S. dollars based on the applicable exchange rate as of December 31, 2025). The facilities provide for borrowings in Canadian and U.S. dollars, including revolving loans and overdrafts, as well as letters of credit and letters of guarantee. Canadian-dollar borrowings bear interest at the RBC prime rate plus 0.25% per annum, and U.S.-dollar borrowings bear interest at the RBC U.S. base rate plus 0.25% per annum. Borrowings under the facilities are repayable on demand, and RBC may cancel or restrict the availability of any unutilized portion of the facilities at its discretion.

The facilities are secured by general security agreements covering the personal property of Searay CA and Morgan, together with unlimited guarantees and postponements of claim provided by certain affiliated entities, including 1407706 B.C. Ltd. and JP Searay Holdings Ltd., which are under common ownership with the Group, and certain shareholders. The security arrangements also include mortgages and assignments of rents over certain properties owned by JP Searay Holdings Ltd.

The original and amended credit facility contains certain financial and nonfinancial covenants. Under the original facility agreement, for the year ended December 31, 2024, Searay CA is required to maintain a debt-to-tangible-net-worth ratio not exceeding 3.00 to 1.00 and a debt service coverage ratio of not less than 1.25 to 1.00. The amended credit agreements require the Group to maintain, on a combined basis with JP Searay Holdings Ltd., a debt service coverage ratio of not less than 1.25:1, measured at the end of year 2025. The agreements also contain other customary covenants and reporting requirements. As of December 31, 2025 and 2024, Searay CA and the Group were in compliance with the covenant.

As of December 31, 2025 and 2024, the outstanding balance under the revolving credit facilities was $- and $1,437,987, respectively.

9.INCOME TAXES

Searay Foods Inc. and Morgan Foods Inc. are subject to Canadian federal and British Columbia income taxes at a combined statutory rate of 27%. Searay Foods USA Inc. is subject to United States federal and California income taxes. Each entity files separate income tax returns. The Group adopted ASU 2023-09 retrospectively for all periods presented.
The provision for income taxes consisted of the following:

Income taxes paid, net of refunds received, were as follows:

The reconciliation of income tax expense at the Canadian federal statutory income tax rate to the actual income tax expense is as follows:
⁽¹⁾ Canada is the jurisdiction of domicile, and the 15% is the basic rate of 38% less the 10% abatement and the 13% general rate reduction.
⁽²⁾ The provincial jurisdiction that makes up the majority of the tax effect in this category is British Columbia.
⁽³⁾ Includes the increase in the valuation allowance for Searay Foods USA Inc. of $17,838.
The tax effects of temporary differences that give rise to deferred income tax assets and liabilities are as follows:

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. Management has concluded that the deferred tax assets of the Canadian entities are more likely than not to be realized, and no valuation allowance has been recorded against them. Searay Foods USA Inc. has a history of cumulative losses, and a full valuation allowance has been recorded against its net deferred tax assets.

As of December 31, 2025, Searay Foods USA Inc. had US federal net operating loss carryforwards of $64,768, which do not expire, and California net operating loss carryforwards of $63,145, which expire in 2045. The related valuation allowance was $17,838 at December 31, 2025.

The Group has not recorded any liability for unrecognized tax benefits as of December 31, 2025 and 2024, and does not expect the amount of unrecognized tax benefits to change significantly within the next 12 months. The Group's policy is to classify interest and penalties related to income taxes as income tax expense. No interest or penalties were recognized in 2025 or 2024. The Canadian entities remain subject to examination by the Canada Revenue Agency for the taxation years ended December 31, 2022 through 2025 (Searay) and August 31, 2023 through 2025 (Morgan). Searay Foods USA Inc. remains subject to examination for the 2024 and 2025 tax years.

10.MEZZANINE EQUITY AND STOCKHOLDERS' DEFICIT

As of December 31, 2025 and 2024, Searay CA’s authorized share capital consists of an unlimited number of Class A, B, C, and D common shares and Class E, F, G, H, I, and J preferred shares. Class A common shares are voting and participating with par value of $0.075 per share, while Class B, C, and D common shares are non-voting and participating with a par value of $1.00 per share. Class E through Class J preferred shares have varying voting, participation, par value, redemption, and retraction provisions.

As of December 31, 2025 and 2024, Morgan was authorized to issue an unlimited number of Class A voting common shares with a par value of $0.075 per share, as well as an unlimited number of Class B voting common shares and Class C and Class D non-voting common shares, each without par value. Morgan is also authorized to issue an unlimited number of Class E non-voting and Class F non-voting, retractable and redeemable preferred shares without par value.

As of December 31, 2025, the Group's capitalization related to different classes of common and preferred stock issued consisted of the following:

	Par Value	Shares Authorized	Shares Issued & Outstanding	Liquidation Preference	Current Conversion Rate to Common Stock
Searay CA - Class A Common	$ 0.075	Unlimited	200	$15	1.0
Searay CA - Class H Preferred	0.01	Unlimited	19,357	12,836,776	1.0
Searay CA - Class I Preferred	0.01	Unlimited	9,043	5,982,971	1.0

Morgan – Class A Common	0.075	Unlimited	200	15	1.0
Morgan – Class E Preferred	$0.00	Unlimited	15,662	10,404,882	1.0
		Unlimited	44,462	$29,224,659

As of December 31, 2024, the Group's capitalization related to different classes of common and preferred stock consisted of the following:

	Par Value	Shares Authorized	Shares Issued & Outstanding	Liquidation Preference	Current Conversion Rate to Common Stock
Searay CA - Class A Common	$ 0.075	Unlimited	200	$15	1.0
Searay CA - Class H Preferred	0.01	Unlimited	21,000	16,059,790	1.0
Searay CA - Class I Preferred	0.01	Unlimited	9,681	6,392,532	1.0

Morgan – Class A Common	0.075	Unlimited	200	15	1.0
Morgan – Class E Preferred	$0.00	Unlimited	17,614	11,652,432	1.0
		Unlimited	48,695	$34,104,784

Common Stock-The holders of Class A common shares are entitled to receive notice of, attend and vote at all meetings of shareholders, other than meetings at which only holders of a specified class are entitled to vote, with each Class A share entitled to one vote. Dividends on Classes A through D may be declared in such amounts and at such times as determined by the Group’s Board of Directors, subject to the rights of the redeemable shares and applicable restrictions on distributions. Upon liquidation, dissolution or winding up of the Group, Classes C and D are entitled to their respective amounts paid up, plus declared and unpaid dividends, before Classes A and B, which participate pari passu in the remaining profits and assets of the Group.
Preferred Stock-The Group's Classes E through J shares (collectively, the "Preferred Stock" or "Redeemable Shares") have various rights and preferences with respect to redemption, dividends, voting and liquidation.
Redemption - The Preferred Stock is redeemable at the option of the Group and, upon demand, at the option of the holder, at the applicable redemption amount plus any declared and unpaid dividends. Redemption generally requires 21 days' prior written notice, which may be waived. The Group may not redeem or purchase shares, pay dividends or make certain capital distributions if, after giving effect to such action, the value of the Group's net assets would be less than the aggregate redemption amounts of all outstanding Redeemable Shares.
Dividends - The holders of Preferred Stock are entitled to annual non-cumulative dividends, when and if declared by the Board of Directors, subject to the distribution restrictions described above. Dividends for each class may not exceed the aggregate redemption amount of the outstanding shares of that class multiplied by the applicable prescribed rate under the Income Tax Act (Canada), or such other rate established by the Board of Directors at the time of issuance of the first share of the applicable class. The Board is not required to declare dividends on one class when dividends are declared on another class.
Liquidation Rights - Upon liquidation, dissolution or winding up of the Group, or certain distributions or returns of capital, holders of the Redeemable Shares are entitled to receive their respective redemption amounts plus declared and unpaid dividends in the following order of priority: Class J, Class I, Class H, Class G, Class F and Class E. Thereafter, Classes D and C are entitled to their respective amounts paid up plus declared and unpaid dividends, and Classes A and B participate pari passu in the remaining profits and assets of the Group.
Voting - Class E shares are entitled to one vote per share and may receive notice of, attend and vote at shareholder meetings, except meetings limited to another specified class. Classes F through J are generally non-voting, except with respect to class meetings applicable to the respective class.
Preferred Stock can be redeemed at the option of either the holder or the Group. Because a holder can require redemption, the redemption is not solely within the Group's control. Accordingly, the Group considered Accounting Standard Codification 480-10-S99, as well as the applicable SEC guidance on temporary equity, and classified the Preferred Stock as mezzanine equity, outside of permanent stockholders’ deficit, in the combined balance sheets. The Preferred Stock is carried at its redemption value.
As of January 1, 2024, the Group had 17,614 shares of Class E, 21,000 shares of Class H, and 10,000 shares of Class I Preferred Stock outstanding, with aggregated redemption values of $11,652,432, $16,059,790, and $6,588,517. During the years ended December 31, 2025 and 2024, the Group declared dividends on the Preferred Stock of $1,663,237 and $694,975, respectively. These dividends were recorded as a reduction of accumulated deficit and did not change the carrying amount of the Preferred Stock.
During the year ended December 31, 2024, the Group redeemed 319 shares of Class I Preferred Stock ($195,985). No Class E or H Preferred Stock was redeemed in 2024. As of December 31, 2024, 17,614 shares of Class E, 21,000 shares of Class H, and 9,681 shares of Class I Preferred Stock were outstanding, with aggregated redemption values of $11,652,432, $16,059,790, and $6,392,532, respectively.
During the year ended December 31, 2025, the Group redeemed 1,952 shares of Class E ($1,247,550), 1,643 shares of Class H ($3,223,014), and 638 shares of Class I Preferred Stock ($409,561). As of December 31, 2025, 15,662 shares of Class E, 19,357 shares of Class H, and 9,043 shares of Class I Preferred Stock were outstanding, with aggregated redemption values of $10,404,882, $12,836,776, and $5,982,971, respectively.

11.RELATED-PARTY TRANSACTIONS

Warehouse and Office Space Lease - Searay CA leases office and warehouse space under an operating lease (“Searay lease”) with a related-party entity, JP Searay Holdings, under common control with Searay CA. The lease commenced in May 2023 and has a lease term through April 2028. Management performed a variable interest entity analysis of JP Searay Holdings and concluded that the Group is not the primary beneficiary. Accordingly, the Group does not consolidate the financial results of JP Searay Holdings in its combined financial statements. Refer to Footnote 7 for more information. During the years ended December 31, 2025 and 2024, Searay CA made lease payments of $810,977 and $863,178 related to the Searay lease.

Related Party Guarantees and Security - The Group’s credit facilities with RBC are secured by general security agreements over the personal property of Searay CA and Morgan. The facilities are also supported by unlimited guarantees and postponements of claim provided by certain entities under common ownership with the Group, including 1407706 B.C. Ltd. and JP Searay Holdings Ltd., as well as certain shareholders. The security arrangements further include mortgages and assignments of rents over certain properties owned by JP Searay Holdings Ltd. Refer to Footnote 8 for details.

Advances To and Repayments From Shareholders and Their Affiliated Entities - From time to time, certain shareholders and entities controlled by those shareholders provide financing to the Group to support its operations. The Group also makes payments to or on behalf of, and receives advances from, certain shareholders and entities controlled by those shareholders. These arrangements are unsecured, non-interest-bearing, and due on demand.

During the years ended December 31, 2025 and 2024, the Group advanced $548,531 and $8,087,250, respectively, to shareholders and their affiliated entities and received repayments of $- and $5,502,686, respectively. As of December 31, 2025 and 2024, amounts due from shareholders and their affiliated entities were $3,003,620 and $1,396,796, respectively. These amounts were translated using the weighted-average U.S. dollar-to-Canadian dollar exchange rates for the respective years. The use of exchange rates in effect on the dates of the underlying transactions would not have resulted in a material difference. Based on the nature of the arrangements, including the related-party relationships and the absence of customary lending terms, amounts due from shareholders and their affiliated entities are presented as a reduction of shareholders’ deficit in the combined balance sheets.

Redemption of Preferred Stock- During the years ended December 31, 2025 and 2024, the Group redeemed certain classes of preferred stock held by its shareholders. As of December 31, 2025 and 2024, amounts payable to shareholders in connection with these redemptions were $6,535,566 and $1,655,441, respectively, and are included in payable for preferred stock redemption - related parties in the combined balance sheets. All preferred stock redemptions during the years ended December 31, 2025 and 2024 were non-cash transactions, with the redemption amounts recorded as payables. See Note 10 for additional information.

12.CONCENTRATION OF RISK

The Group maintains its cash balances with high-credit-quality financial institutions in Canada and the United States. Canadian dollar-denominated bank accounts are insured by the Canada Deposit Insurance Corporation (“CDIC”) up to CAD $100,000 per insured category at each member institution. From time to time, the Group’s cash balances may exceed these insured limits. As of December 31, 2025, cash balances in excess of CDIC-insured limits were approximately USD $118,670 (CAD $163,420). As of December 31, 2024, the Group had no cash balances in excess of CDIC-insured limits.

U.S. dollar-denominated bank accounts are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to US $250,000 per depositor, per insured bank, for each account ownership category. As of December 31, 2025 and 2024, the Group’s cash balances held with U.S. financial institutions did not exceed applicable FDIC insurance limits.

The following table summarizes the Group’s concentrations with significant customers and vendors that individually accounted for more than 10% of the Group’s revenues, inventory purchases, or accounts receivable for the years ended and as of December 31, 2025 and 2024, as applicable:

Accounts Receivable, as of		Revenue for the Year ended
December 31, 2025		December 31, 2025
Customer A	19%	Customer A	19%
Customer B	19%
Accounts Receivable, as of December 31, 2024		Revenue for the Year ended December 31, 2024
Customer B Customer A	18% 15%	Customer A	18%
Inventories Purchases for the Year ended December 31, 2025		Inventories Purchases for the Year ended December 31, 2024

Vendor C	12%	Vendor C	11%

13.COMMITMENTS AND CONTINGENCIES

Litigation-From time to time, the Group is subject to various claims and legal proceedings covering a wide range of matters that arise in the ordinary course of business. While management believes that any liability that may ultimately result from the resolution of these matters will not have a material adverse effect on the financial condition or results of operations of the Group, we cannot predict with reasonable assurance the outcome of these legal actions brought against us, as they are subject to uncertainties.

14.SUBSEQUENT EVENT

The Group has evaluated subsequent events through November 6, 2026, the date that the financial statements were available to be issued.

Acquisition

On August 31, 2026, HF Foods Group Inc. (“HF Foods”), through its subsidiaries, completed the acquisition of 100% of the issued and outstanding equity interests of Searay CA and Morgan and certain assets Searay USA pursuant to a Securities Purchase Agreement dated July 17, 2026, as amended on August 27, 2026.

Per the terms of the agreement, the aggregate base purchase price was approximately CAD$47.9 million, consisting of approximately CAD$38.4 million in cash and 1,701,871 shares of HF Foods common stock, valued at USD$4.00 per share at closing. The former shareholders of the Group are also eligible to receive additional contingent consideration based on the achievement of specified EBITDA targets during the two- to three-year period following the acquisition.